LICENSE AGREEMENT


THIS AGREEMENT is made this 16th day of February, 1999, between TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida, United States of America (herein "TRC"), having its registered office at: 5250 140th Avenue North, Clearwater, Florida 34620, and WINDMERE-DURABLE HOLDINGS INC. AND ITS SUBSIDIARIES (hereinafter "WINDMERE") a corporation organized under the laws of the State of Florida, United States of America, and having its principal office at: 5980 Miami Lakes Drive, Miami Lakes, Florida 33014.

WITNESSETH THAT: WHEREAS, TRC has developed expertise in technology used in a line cord product offering ground fault protection and fire prevention features ( "FIRESHIELD") and is the proprietor of such expertise and technology ("TRC Technology") as defined in Exhibit "A" hereto.

WHEREAS, TRC desires to extend to WINDMERE certain rights to manufacture, have manufactured, use and sell products ("Licensed Products") using the TRC Technology.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:


1.  Recitals

The above recitals are true and correct and are incorporated herein by reference.


2.  Grant and Scope of License

TRC grants WINDMERE a non-exclusive world-wide license subject to the terms and conditions of this Agreement for the use of the TRC Technology to manufacture, have manufactured, use and sell Licensed Products during the term of this Agreement and provided that WINDMERE is not in default hereunder.


3.  Term

This Agreement shall be valid for the term of 10 years, subject to termination as provided herein.


4.  Royalties for License

WINDMERE shall pay TRC the amount equal to:

   1.  Ten Cents $0.10 per unit manufactured for use on WINDMERE products.
   2. Twenty Cents $0.20 per unit manufactured and sold by WINDMERE to other OEM accounts
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5.  Royalty Payments

   1. 21 days following the end of each calendar quarter, WINDMERE will make the royalty payments provided for herein. Payment shall be made to a bank or other institution as shall be designated by TRC.

   2. WINDMERE will keep at its office at 5980 Miami Lakes Drive, Miami Lakes, Florida 33014, a true and accurate account of all products which are the subject of this Agreement. Such records will show the total number of products manufactured, whether any such products have been disposed of other than by sale, and the number and manner of their disposition.
       This list shall include shipments to any other company or affiliate whether or not a normal invoice was prepared. TRC shall have and is hereby given right of access itself or through an authorized representative to those books of WINDMERE related to these transactions which are the subject of this Agreement for the purpose of verifying statements received by it, such access to be at reasonable business hours, upon 48 hours prior notice, and at TRC's expense.


6.  Support and Assistance

TRC will provide WINDMERE all detailed technical information concerning the manufacture of "FIRESHIELD" utilizing the technology set forth in Exhibit "A" which is available to it, or of which it is otherwise aware, with the exception of the internal construction of integrated circuit Part No. 10020. TRC shall provide WINDMERE with basic operating parameters of integrated circuit Part
No. 10020.


7.  Manufacturing and Inspection Standards

Products manufactured by WINDMERE pursuant to this Agreement must meet all TRC manufacturing and inspection standards as reasonably specified from time to time. TRC shall have the right of access to WINDMERE manufacturing facilities and relevant records at all times during normal business hours 9 am-5 p.m. Monday to Friday to assure compliance with such standards.


8.  Confidentiality

WINDMERE will use its best endeavors during the terms of this Agreement so that WINDMERE or its employees will not disclose any trade secrets, confidential information or data, processes or methods of production of same or any know-how with respect thereto obtained from TRC pursuant to this Agreement to any third party without prior written authorization of TRC, except where necessary in the course of normal commercial practices. Such documents shall be clearly marked as confidential and/or proprietary. All confidential information that is orally disclosed shall be reduced to writing within 30 days after such disclosure. WINDMERE'S obligation to maintain TRC's confidential information in confidence shall not extend to any confidential information that is:
(1) known to WINDMERE or in the public domain prior to receipt of same by WINDMERE; (2) subsequently becomes known by reason or acts of others other than WINDMERE; or (3) subsequently becomes available to WINDMERE as a matter of right from another source on a non-confidential basis.




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9.  Improvements

In the event that TRC or WINDMERE develop improvements to products or technology which are the subject of this Agreement, whether patented or not, the developing party shall make such improvements available to the other party for no additional royalty.


10.  Disclosure of Relationship

TRC has the right, without the prior approval of WINDMERE, to announce that WINDMERE is utilizing the TRC Technology in production of the Licensed Products which are the subject of this Agreement.


11.  Termination of the Agreement

     1. TRC shall have the right to terminate this Agreement upon the occurrence of any of the following events:

         a. WINDMERE's failure to pay royalties as and when due, where such failure is not remedied within 30 days of WINDMERE's receipt of written notice from TRC thereof.
         b...WINDMERE's breach of or failure to perform any other material obligation under this Agreement where such failure is not remedied within 60 days of WINDMERE's receipt of written notice from TRC thereof.
         c. If any petition and bankruptcy is filed by or against WINDMERE or if any other right or remedy sought by or against under any bankruptcy or insolvency laws.

     2. Upon the termination of this Agreement, all unpaid royalties shall become due and payable immediately.

     3. Upon the termination of this Agreement, WINDMERE shall return to TRC any and all parts, pieces, drawings and/or technical information which it obtained from TRC in connection with this Agreement.

     4. Termination under this provision shall become effective thirty (30) days after receipt of written notice.


12.  Rights of Termination

WINDMERE shall have the right to terminate this Agreement upon the occurrence of:

     1. In the event of any material failure by TRC to comply with its obligations hereunder, TRC will be required to modify the amount of royalties payable pursuant to the Agreement (past and future) to adequately account for such breach or violation by TRC that is not corrected within 60 days of TRC's receipt of written notice from WINDMERE.






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     2.  Any suit being successfully brought against either or both of WINDMERE or TRC by any third party for infringement of any intellectual property right licensed pursuant to this Agreement, unless such situations are resolved to mutual satisfaction.

     3. Any of the intellectual property rights licensed pursuant to this Agreement being held to be infringing the rights of any third party, or otherwise being invalid unless such situations are resolved to mutual satisfaction.

     4. Termination under this provision shall become effective 30 days after receipt of written notice.


13.  Assignments of Rights

WINDMERE may not assign or transfer in any manner, including to any successor or assigns, the rights benefits, or obligations it has under this Agreement without the express written permission of TRC, which should not unreasonably be withheld.


14.  Product Liability

     1. WINDMERE shall indemnify and hold TRC harmless from and against any and all actions, claims or demands alleging any liability whatsoever arising out of the manufacture and sale of products subject to this Agreement, including, but not limited to, defects in materials and workmanship.

     2. TRC shall indemnify and hold WINDMERE harmless from and against any liability arising from any actions, claims, or demands commenced or made by any third parties alleging infringement of any technology, patent, or other intellectual property right licensed by TRC pursuant to this Agreement, or from any material defect arising from the product design, or from any defect in materials or workmanship of any parts that are supplied by TRC.


15.  Notices and Consents

Any notice, certification or consent required under this Agreement shall not be deemed given to a party unless it is in writing and mailed by registered post, such notice shall be deemed to be received five (5) days after posting, delivered to such party at the address specified in the preamble to this Agreement or sent by telex or facsimile to such party.

Notice provided under this Agreement shall be given to:

     If to TRC:            Technology Research Corporation
                           5250 140th Avenue North
                           Clearwater, FL 33760
                           Attn: Raymond Legatti

     If to Windmere:       Windmere-Durable Holdings, Inc.
                           5980 Miami Lakes Dr.
                           Miami Lakes, FL 33014
                           Attn: David A. Goldenberg, Esq.

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16.  Modifications and Waivers

This instrument constitutes the sole Agreement between and the parties with respect to the subject matter hereof, supersedes all prior Agreements, oral or written and is enforceable in accordance with its terms and is binding upon the successors and assigns hereof. Neither this Agreement nor any provision hereof may be modified, waived, discharged, or terminated except by a writing signed by the parties hereto. Any waiver or any provision or requirement of this Agreement shall be valid only in the instance for which given, shall not be deemed continuing and shall not constitute a waiver of any other provision hereof.


17.  Severability

If any provision of this Agreement is found to be invalid, the remainder of this Agreement shall be valid and not affected thereby.


18.  Governing Law

This Agreement shall be governed and construed under the laws of the State of Florida.


19.  Annual Meetings

Annual Meetings will be arranged between the principals of WINDMERE and TRC, the first to take place within twelve (12) months of the day of this Agreement and subsequently to be held within twelve (12) months of the previous meeting.


20.  Captions

The captions of the paragraphs hereof have no effect in interpreting this Agreement

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida


By: /s/ Raymond Legatti
        Raymond Legatti, President

WINDMERE-DURABLE HOLDINGS, INC., a corporation organized under the laws of the State of Florida.


By: /s/ Arnold Thaler
        Arnold Thaler, Director






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                                    EXHIBIT A

                                 TRC Technology


     Under the terms and conditions of this Agreement it is recognized that TRC possesses experience and know-how relating to the technology in Design and Manufacture of "FIRESHIELD" products designed by TRC, and is the owner of UNITED STATES PATENT 4,931,894

     The aforementioned experience and know how includes but are not restricted to: Patents, manufacturing procedures, test criteria, schematics, design and support documentation, to facilitate manufacture of "FIRESHIELD" products.

































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